SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of The World Funds, Inc. (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 6, 2011

Name: /s/ John Pasco, III
John Pasco, III
Title: Chairman and President

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of The World Funds, Inc. (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 6, 2011

Name: /s/ Karen Shupe
Karen Shupe
Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.